Exhibit 10.4

AMENDMENT NUMBER ONE TO EMPLOYMENT AGREEMENT

This AMENDMENT NUMBER ONE TO EMPLOYMENT AGREEMENT (“Amendment”) is entered into as of February 23, 2011 between Thompson Creek Metals Company USA, a Colorado corporation (“Thompson Creek”), and Wendy J. Cassity (“Executive”), effective September 7, 2010 (the “Effective Date”).

RECITALS

WHEREAS, Thompson Creek and Executive entered into an Employment Agreement dated September 7, 2010;

NOW THEREFORE, in consideration of the mutual promises and undertakings contained herein, the sufficiency of which is acknowledged by the parties hereto, Thompson Creek and the Executive agree to amend the Agreement as of the Effective Date as follows:

1.                                       A new paragraph 30 is hereby added to the Agreement as follows:

“PAYMENT PURSUANT TO RELEASE

30.                                 Notwithstanding anything to the contrary in this Agreement, in the event that a payment to be made under this Agreement provides for the deferral of compensation pursuant to section 409A of the Code and is pursuant to this Agreement to be made to Executive within sixty days of the Executive’s Termination of Employment but only upon the execution (and, if applicable, the nonrevocation) of a general release, then, if such sixty-day period begins in one taxable year of Executive and ends in a subsequent taxable year of Executive, such payment shall only be made in such subsequent taxable year.”

IN WITNESS WHEREOF, the parties have executed this Amendment on the dates written below.

EXECUTIVE:

/s/ Wendy Cassity	2/24/11
Wendy J. Cassity	(Date)

THOMPSON CREEK METALS COMPANY USA:

/s/ Kevin Loughrey	2/24/11
By: Kevin Loughrey	(Date)

Its: Chairman and Chief Executive Officer